499 Thornall Street

Edison, NJ 08837-2220

Phone:  (732) 603-3638

Fax:      (732) 603-8103

June 30, 2011

Via Electronic Mail

Brent M. Cook

Chief Executive Officer

High Plains Gas, Inc.

10318 Oak Creek Lane

Highland, Utah 84003

Re:

Ninth Amendment to Purchase and Sale Agreement

Dear Mr. Cook:

This relates to the February 2, 2011 Purchase and Sale Agreement between J. M. Huber Corporation (“Seller”) and High Plains Gas, Inc. (“Buyer”), as amended (the “Agreement”).

As you know, the scheduled Closing of the transaction has passed because, as you have informed us, Buyer was unable to proceed.  By the Eighth Amendment to the Agreement, Seller indicated a willingness to hold the termination of the Agreement in abeyance until June 30, 2011, subject to certain terms and conditions.  You have now informed Seller that Buyer is still unable to proceed.

Again, in light of Buyer’s efforts and without waiving Seller’s rights under the Agreement, Seller is willing to accommodate Buyer and continue to hold the termination of the Agreement in abeyance until July 29, 2011. Accordingly, paragraph “f.” of the Eighth Amendment is hereby amended to change the date therein from “June 30, 2011” to “July 29, 2011”.  Except for such date change, it is expressly understood that all terms of the Agreement (specifically including without limitation the terms of the Eighth Amendment to the Agreement) remain in full force and effect and nothing herein shall otherwise affect any other provision of the Agreement or the rights and obligations of Buyer and Seller therein.

In this regard, as Seller has informed you, it is actively negotiating the sale of the Assets with third parties.  By executing and delivering this Ninth Amendment, Seller shall not be deemed to have waived, prejudiced, or limited in any manner its absolute right to sell all or some of the Assets to a third party(ies), or to have modified its absolute and unconditional rights to retain the Deposit, the Shares and New Shares.

Brent M. Cook

June 30, 2011

This Ninth Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

If the foregoing accurately reflects our understanding, please sign and return a copy of the letter agreement to the undersigned.

Very truly yours,

J. M. HUBER CORPORATION

By:  \s\ Joseph M. Dunning

Joseph M. Dunning

Vice President, Mergers and Acquisitions

AGREED AND ACCEPTED

to this 30th day of June, 2011 by

High Plains Gas, Inc.:

By:  \s\ Brent M. Cook

Brent M. Cook

Chief Executive Officer